Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Sara Kesten
(805) 480 2004
webir@semtech.com

Semtech Adds Experienced Finance Leader to Board of Directors

Finance Executive Julie Garcia Ruehl Joins Semtech

CAMARILLO, Calif., December 4, 2023 – Semtech Corporation (Nasdaq: SMTC), a high-performance semiconductor, IoT systems and cloud connectivity service provider, today announced the appointment of Julie Garcia Ruehl to the Company’s board of directors, effective December 1, 2023. Ms. Ruehl has extensive experience as a CFO and across multiple industries including specialty finance, consumer products, electronics manufacturing services, digital engineering services and ecommerce. Ms. Ruehl will also join the audit committee of the board.

"We are excited to appoint Julie to our board of directors,” said Rockell N. Hankin, Chairman of the Board. “Her extensive experience both as a CFO and CAO, particularly at public companies, will bring tremendous value to Semtech. The diversity of her industry experience will bring a fresh perspective as we drive to restore shareholder value.”

"I am honored to be joining to Semtech’s board of directors at this important time in the company’s history. I look forward to helping the company as it capitalizes on its strong technology heritage and the attractive opportunities presented by the fast-paced and continually evolving semiconductor industry,” said Ms. Ruehl.

The appointment of Ms. Ruehl comes after the July appointment of Dr. Hong Hou to the board of directors. With this latest appointment, the number of directors on Semtech’s board will now be 12.

About Julie Garcia Ruehl
Julie Garcia Ruehl has 25+ years of finance leadership experience, including as CFO and CAO at public and private equity backed companies and as an audit partner at Arthur Andersen. She currently serves as an independent director for one public company and one private equity backed company as well as recently serving as an independent director for a second private equity backed company. Her background includes specialty finance, consumer products, electronics manufacturing services, digital engineering services and ecommerce. She has held positions at Fly Leasing (formerly NYSE:FLY), Big Heart Pet Brands (formerly Del Monte Corp.) and Sanmina.

About Semtech
Semtech Corporation (Nasdaq: SMTC) is a high-performance semiconductor, IoT systems, and cloud connectivity service provider dedicated to delivering high-quality technology solutions that enable a smarter, more connected, and sustainable planet. Our global teams are committed to empowering solution architects and application developers to develop breakthrough products for the infrastructure, industrial and consumer markets. To learn more about Semtech technology, visit us at Semtech.com or follow us on LinkedIn or X.

Forward-Looking and Cautionary Statements
All statements contained herein that are not statements of historical fact, including statements that use the words “will” or other similar words or expressions, that describe the Company’s future plans, objectives or goals are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company's ability to comply with the covenants under the agreements governing its indebtedness; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty; the inherent risks, costs and uncertainties associated with integrating Sierra Wireless, Inc. successfully and risks of not achieving all or any of the anticipated benefits or the risk that the anticipated benefits may not be fully realized or take longer to realize than expected; the uncertainty surrounding the impact and duration of supply chain constraints and any associated disruptions; export restrictions and laws affecting the Company's trade and investments and tariffs or the occurrence of trade wars; worldwide economic and political disruptions, including as a result of inflation and current geopolitical conflicts; tightening credit conditions related to the United States banking system concerns; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; future responses to and effects of public health crises; and those factors set forth under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

SMTC-F

###